Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
WILLDAN GROUP, INC.

A DELAWARE CORPORATION

I.            REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

1.01.            Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Delaware, including any applicable provision of Chapter I of Title 8 of the Delaware Statutes, or any successor statutes, as from time to time amended and in effect (sometimes referred to herein as the “Delaware General Corporation Law”). Any reference herein made to the “Certificate” will be deemed to refer to the Certificate of Incorporation of Willdan Group, Inc. (the “Company”) and all amendments thereto as at any given time on file with the Delaware Secretary of State (any reference herein to that office being intended to include any successor to the incorporating and related functions being performed by that office at the date of the initial adoption of these Bylaws). Except as otherwise required by law, the term “stockholder” as used herein shall mean one who is a holder of record of shares of the Company.

1.02.            Seniority. The law and the Certificate (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Certificate (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

1.03.            Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

II.            OFFICES

2.01.            Principal Office. The principal office or place of business of the Company in the State of Delaware shall be the registered office of the Company in the State of Delaware. The Company may change its registered office from time to time in accordance with the relevant provisions of the Delaware General Corporation Law. The Company may have such other offices, either within or without the State of Delaware, as the board of directors of the Company (the “Board of Directors”) may designate or as the business of the Company may require from time to time.

III.            STOCKHOLDERS

3.01.            Annual Stockholder Meeting. The annual meeting of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given or waiver signed with respect to such meeting pursuant to Section 3.03 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware such meeting shall be held on the next succeeding business day.

3.02.            Special Stockholder Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or by the President, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as expressly provided in a resolution of the Board, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

3.03.        Notice of Stockholders Meetings.

(a)            Required Notice. Except as otherwise allowed or required by law, written notice stating the place, day and hour of any annual or special stockholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each stockholder entitled to vote at such meeting and to any other stockholder entitled to receive notice of the meeting by law or the Certificate. Such notice may be given either personally or by sending a copy thereof through the mail, by telegraph or by private delivery service (including overnight courier), charges prepaid, to each stockholder at his/her address as it appears on the records of the Company. If the notice is sent by mail, by telegraph or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or private delivery service, in each case with charges prepaid, for transmission to such person.

Without limiting the foregoing provisions, any notice given to stockholders under this section shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if the Company is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the Secretary of the Company or other person responsible for the giving of notice; provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other electronic transmission, when directed to the stockholder.

(b)            Adjourned Meeting. If any stockholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting at which the adjournment is taken. But if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to such notice pursuant to Section 3.03(a) above. At any adjourned meeting for which no new record date and notice are required hereunder, the Company may transact any business which might have been transacted at the original meeting.

(c)            Waiver of Notice. Any stockholder may waive notice of a meeting (or any notice of any other action required to be given by the Delaware General Corporation Law, the Company’s Certificate, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the stockholder entitled to the notice or a waiver by transmission by the person entitled to notice. Each such waiver shall be delivered to the Company for inclusion in the minutes or filing with the corporate records. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.04.        Advance Notice of Stockholder Business and Director Nominations.

(a)            Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 3.04 is delivered to the Secretary of the Company, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.04.

(ii)            For director nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company and any such proposed business must constitute a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal office of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary (whether pursuant to this Section 3.04(a)(ii) or Section 3.04(b)) must set forth:

(A)            as to each person, if any, whom the stockholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)            if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (w) a brief description of the business desired to be brought before the meeting, (x) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), (y) the reasons for conducting such business at the meeting, and (z) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)            as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (v) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (w) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (x) any derivative positions with respect to shares of capital stock of the Company held or beneficially held by or on behalf of such stockholder and by or on behalf of such beneficial owner, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the Company by or on behalf of such stockholder and by or on behalf of such beneficial owner, and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder and such beneficial owner with respect to shares of capital stock of the Company, (y) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (z) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company.

(iii)            Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 3.04 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal office of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (l) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 3.04 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3.04. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice is in the same form as required by paragraph (a)(ii) of this Section 3.04 and is delivered to the Secretary at the principal office of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)            General.

(i)            Only such persons who are nominated in accordance with the procedures set forth in this Section 3.04 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.04. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.04 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.04, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.04, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 3.04, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)            For purposes of this Section 3.04, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

Nothing in this Section 3.04 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.

3.05.        Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the case of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, such record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting. In the case of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the record date shall be not more than sixty (60) days prior to such action. If no record date is so fixed by the Board of Directors, the record date for the determination of stockholders shall be as provided in the Delaware General Corporation Law.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date.

3.06.          Stockholder List. The officer who has charge of the stock ledger of the Company shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each. The stockholder list shall be available for inspection by any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, failure to comply with this section shall not affect the validity of any action taken at the meeting.

3.07.        Stockholder Quorum and Voting Requirements. Unless otherwise provided in the Certificate or required by law,

(a)            a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders;

(b)            in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be at the act of the stockholders;

(c)            directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors; and

(d)            where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Except as provided below, voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

3.08.        Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy duly executed in writing by the stockholder or the stockholder’s duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the Company or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after free (3) years from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the stockholders will rest with the person seeking to exercise the same. If authorized by the Board of Directors, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission transmitted by a stockholder or by such stockholder’s duly authorized attorney-in-fact, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or the proxy holder.

3.09.        Voting of Shares. Unless otherwise provided in the Certificate or the Delaware General Corporation Law, each outstanding share entitled to vote shall be entitled to one (l) vote upon each matter submitted to a vote at a meeting of stockholders.

3.10.        Election Inspectors. The Board of Directors, in advance of any meeting of the stockholders, may, and shall if required by law, appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, and shall if required by law, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be stockholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be required by law or proper to conduct elections and voting with complete fairness to all stockholders. No such election inspector need be a stockholder of the Company.

3.11.        Organization and Conduct of Meetings. Each meeting of the stockholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the Board is absent or so requests, then by the President, or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Company or such stockholder as may be appointed by the Board of Directors. The Company’s Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the stockholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a stockholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all stockholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

3.12.        Stockholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the stockholders at a duly constituted meeting of the stockholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Company and all of its stockholders as it would be if it were the act of its stockholders.

3.13.        Action Without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent without a meeting.

3.14.        Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

3.15.        Participation by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at any annual or special meeting of stockholders may, by means of remote communication:

(a)            Participate in any annual or special meeting of stockholders; and

(b)            Be deemed present in person and vote at an annual or special meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

IV.            BOARD OF DIRECTORS

4.01.        General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

4.02.        Number, Tenure, and Qualification of Directors. Subject to the rights of holders of any series of preferred stock provided for or fixed pursuant to the provisions of Article IV Section 2(a) of the Certificate, the authorized number of directors shall be fixed from time to time by a resolution of the Board of Directors. The directors will regularly be elected at each annual meeting of the stockholders, but directors may be elected at any other meeting of the stockholders. Each director shall hold office until his/her successor shall have been elected and qualified or until his/her earlier death, resignation or removal. Unless required by the Certificate, directors do not need to be residents of the State of Delaware or stockholders of the Company.

4.03.        Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the stockholders, either at the place of the stockholders meeting or at such other place as the directors elected at the stockholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

4.04.        Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President, or the number of directors that would be required to constitute a quorum.

4.05.        Notice of and Waiver of Notice for Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail, electronic mail or facsimile transmission. Notice to any director of any such special meeting will be deemed given sufficiently in advance when (i), if given by mail, the same is deposited in the United States mail at least four (4) days before the meeting date, with postage thereon prepaid, (ii), if given by facsimile transmission or electronic mail, the same is transmitted at least 24 hours prior to the convening of the meeting, or (iii), if personally delivered (including by overnight courier) or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, or by electronic transmission from the person entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

4.06.         Director Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Certificate requires a greater number.

4.07.         Directors. Manner of Acting.

(a)            The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate or these Bylaws require a greater percentage and except as otherwise required by law.

(b)            Unless the Certificate provides otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or other communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c)            A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (l) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.08.        Director Action Without a Meeting. Unless the Certificate provides otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director, or by electronic transmission in accordance with law, and filed with the minutes or proceedings of the Board of Directors.

4.09.        Removal of Directors by Stockholders. Except as limited by the Certificate or by law, any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors; provided, that if directors may be elected by cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against removal of such director would be sufficient to elect such director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election of the entire Board of Directors.

4.10.        Board of Director Vacancies. Unless the Certificate provides otherwise and except as otherwise provided by law, any vacancy or newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

4.11.        Director Compensation. Unless otherwise provided in the Certificate, by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the Company in any capacity and receiving compensation therefor.

4.12.        Director Committees.

(a)            Creation of Committees. Unless the Certificate provides otherwise, the Board of Directors may create one (l) or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one (l) or more members, who serve at the pleasure of the Board of Directors. The Chairman of the Board is an ex-officio member of each committee and, unless not permitted by law, any securities exchange rule or regulation or any committee charter of the Company, may attend all committee meetings, although he/she will only receive compensation if he/she is an appointed member of such committee.

(b)            Selection of Members. The creation of a committee and appointment of members to it shall be approved by the greater of (l) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Certificate to take such action. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)            Required Procedures. Sections 4.03 through 4.08 of this Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

(d)            Authority. Unless limited by the Certificate and except to the extent limited by law, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee.

4.13.        Director Resignations. Any director or committee member may resign from his or her office at any time by written notice or electronic transmission delivered to the Company as required by law. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

V.            OFFICERS

5.01.        Number of Officers. The officers of the Company shall be designated by the Chief Executive Officer, each of whom shall be ratified by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (l) office in the Company.

5.02.        Appointment and Term of Office. The Officers of the Company shall be appointed by the Chief Executive Officer for a term as determined by the Board of Directors. The designation of a specified term grants to the officer no contract rights, and the Chief Executive Officer can remove the officer at any time prior to the termination of such term. If no term is specified, an officer of the Company shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided by law or in Section 5.03 of this Article V. The regular election or ratification of officers will take place at each annual meeting of the Board of Directors, but ratification of officers may be held at any other meeting of the Board.

5.03.        Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Chief Executive Officer at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

5.04.        Duties of Officers. Officers of the Company shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors. Each officer of the Company (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence, death, or disability.

5.05.        Bonds and Other Requirements. The Board of Directors may require any officer to give bond to the Company (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board of Directors.

5.06.        Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the Company, and, if specifically designated as such by the Board of Directors, as the President of the Company. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board of Directors may from time to time delegate to him or her.

5.07.        Salaries. The salaries of the executive officers of the Company shall be fixed from time to time by the Board of Directors or the Compensation Committee as required by law or regulation. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Company.

5.08.        Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the Company with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

VI.            CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01.        Certificates for Shares.

(a)            Content. Certificates representing shares of the Company shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Delaware, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents.

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, if any, or by the President or any Vice President, and by the Treasurer, if any, or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issuance.

Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the Company indicated on such certificates or ceases to be the transfer agent or registrar of the Company, they may still be issued by the Company and countersigned, registered, issued, and delivered by the Company’s transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

(b)            Legend as to Class or Series. If the Company is authorized to issue different classes of shares or different series within a class, the powers, designations, preferences, and relative, participating, optional, or other special rights applicable to each class or series and the qualifications, limitations, or restrictions of such preference and/or rights shall be set forth in full or summarized on the front or back of each certificate as required by law. Alternatively, each certificate may state on its front or back that the Company will furnish a stockholder this information on request and without charge.

(c)            Stockholder List. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company.

(d)            Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the Company or of any predecessor corporation, the Company may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the Company considers satisfactory, together with any other facts that the Company considers pertinent; and further provided that, if so required by the Company, the owner shall provide a bond or other indemnity in form and amount satisfactory to the Company (and to its transfer agent and/or registrar, if applicable).

6.02.        Registration of the Transfer of Shares. Registration of the transfer of shares of the Company shall be made only on the stock transfer books of the Company. In order to register a transfer, the record owner shall surrender the shares to the Company for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Company has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Company as the owner, the Company will be entitled to treat the registered owner of any share of the capital stock of the Company as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

6.03.        Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the Company and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

VII.            DISTRIBUTIONS

7.01.        Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the Company’s Certificate or as may otherwise be binding upon the Company, the Board of Directors may from time to time declare, and the Company may pay or make, dividends or other distributions to its stockholders.

VIII.            CORPORATE SEAL

8.01.        Corporate Seal. The Board of Directors may provide for a corporate seal of the Company that will have inscribed thereon any designation including the name of the Company, Delaware as the state of incorporation, the year of incorporation, and the words “Corporate Seal.”

IX.            INDEMNIFICATION AND INSURANCE

9.01.        Indemnification.

(a)            The Company shall indemnify’ any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)            The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)            To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.01 (a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)            Any indemnification under Sections 9.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 9.01 (a) and (b) of these Bylaws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Company.

(e)            Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, provided that the payment of any such expenses incurred by such officer or director shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company pursuant to this Article IX.

(f)            The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article IX shall be deemed to be a contact between the Company and each director, officer, employee or agent of the Company who serves or served in such capacity or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity at any time while this Article IX is in effect.

(g)            Any person who after the date of the adoption of this provision becomes or remains a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, becomes or remains at the request of the Company a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article IX in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall apply to claims made against any such person arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h)            If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each person entitled to indemnification under Section 9.01(a) as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred and suffered by such person and for which indemnification is available to such person pursuant to this Article IX to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the full extent permitted by applicable law.

(i)            The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

(j)            Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection under this Article IX of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

(k)            In the event of payment under this Article IX, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or agent (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

(l)            The director, officer, employee or agent shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or reimbursement of expenses covered by this Article IX. As a condition to indemnification or reimbursement of expenses, any demand for payment by such director, officer, employee or agent hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Company (which shall include detailed invoices and other relevant documentation).

(m)            For purposes of this Article IX, references to ‘the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(n)            For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

9.02.        Insurance for Indemnification. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, -trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

X.            AMENDMENTS

10.01.       Amendments. The Company’s Board of Directors may amend or repeal the Company’s Bylaws unless the Certificate or the Delaware General Corporation Law reserve any particular exercise of this power exclusively to the stockholders in whole or part. The Company’s stockholders may amend or repeal the Company’s Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.